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                                                                    EXHIBIT 10.1


                              RETIREMENT AGREEMENT

      This Retirement Agreement (including its Exhibits, the "AGREEMENT") is made and entered into as of January 29, 2001 (the "EFFECTIVE DATE") by and between BOH A. DICKEY (the "EXECUTIVE") and SAFECO CORPORATION, a Washington corporation (together with its successors and assigns, the "COMPANY").


                                    RECITALS

      WHEREAS, the Executive is employed by the Company as President and Chief Operating Officer, has had significant responsibilities as an executive of the Company since 1982, and has discharged those responsibilities admirably and effectively;

      WHEREAS, after his long service to the Company, the Executive has decided to pursue other opportunities;

      WHEREAS, the Executive and the Company (the "PARTIES") have mutually agreed to the Executive's retirement from the Company and resignation as an officer, employee and member of the Board of Directors (the "BOARD") of the Company; and

      WHEREAS, the Parties have mutually agreed to the final terms and conditions of such retirement.

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the Parties hereby agree as follows:


                                    AGREEMENT

1.    CONTINUED EMPLOYMENT.


      1.1 EMPLOYMENT PERIOD. Under the terms and subject to the conditions of this Agreement, the Executive's status as an employee of the Company shall continue through February 7, 2001 (the "RETIREMENT DATE"), and he shall be paid his current salary through such date. The Executive shall retire from employment with the Company effective at the close of business on the Retirement Date.

      1.2 GROUP INSURANCE BENEFITS COVERAGE. The Company shall continue to provide, through the Retirement Date, coverage to the Executive and his dependents under any group insurance benefits plan under which they were covered on the Effective Date. The Executive shall remain responsible, in accordance with past practice, to pay any amounts chargeable as "employee premium contribution" amounts with respect to any such coverage. After the Retirement Date, the Executive and his dependents shall be eligible for such benefits


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continuation, or conversion coverage, as may be available under the terms of the
Company's benefits plans or policies, or as may be required under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as subsequently amended ("COBRA"), or other applicable federal or state law. In addition, the Executive shall, at his election, be entitled to benefits under the Company's post-retirement welfare benefit plans and arrangements that apply to retired senior executives of the Company, and in this connection shall be deemed to have satisfied any "rule of 75" eligibility criteria that may apply to any such plans or arrangements.

      1.3 ELIGIBILITY FOR OTHER GROUP BENEFITS. As an employee of the Company through the Retirement Date, the Executive (a) shall be entitled to participate in any group benefit under the Company's employee benefit plans and (b) shall be entitled to participate in, and shall be the beneficiary of pro rata Company contributions to, the SAFECO Employees' Profit Sharing Retirement Plan, Savings Plan, and Cash Balance Plan, as well as any "supplemental" or "excess benefit" plans that relate to such plans and (c) shall be entitled to receive a Profit Sharing Bonus for the period through the Retirement Date (based on the Executive's annual salary of $625,000) on no less favorable a basis (except for the proration) than that applying to senior-level executives who continue to be employed by the Company.

      1.4 PAYMENT FOR ACCRUED SICK LEAVE AND VACATION UNITS. The Company shall promptly pay the Executive for any vested sick leave units and vacation pay accrued, but unused, by him as of the Retirement Date, but only to the extent compensable under the Company's normal sick leave and vacation policies and procedures.

      1.5 REIMBURSEMENT FOR EXPENSES INCURRED. The Company shall promptly reimburse the Executive for business expenses reasonably incurred by him on or before the Retirement Date, but not submitted for reimbursement at such date, to the extent reimbursable under the Company's normal expense reimbursement policies and procedures, provided that such expenses are submitted for reimbursement either within fifteen calendar days of the Retirement Date, or as promptly as reasonably practicable thereafter, but in no event later than thirty calendar days following the Retirement Date.

      1.6 RESTRICTED STOCK RIGHTS AND PERFORMANCE STOCK RIGHTS. The Executive acknowledges and agrees that, as a consequence of his retirement on the Retirement Date, any unvested rights he may have under any restricted stock right award (an "RSR") or performance stock right award (a "PSR") granted under the SAFECO Incentive Plan of 1987 (the "1987 PLAN") or the SAFECO Long-Term Incentive Plan of 1997 (the "1997 PLAN") shall expire as of such date, and that he shall not be entitled to any payment in respect of any RSR or PSR that remains unvested as of such date.

      1.7 STOCK OPTIONS. Each of the Executive's stock options, other than the 60,000 share "hurdle" option granted to the Executive in November of 1999 (the "NOVEMBER 1999 OPTION"), shall be fully vested, fully exercisable, and wholly non-forfeitable as of the Retirement Date. The November 1999 Option shall become vested, exercisable and non-forfeitable pursuant to its terms to the extent that the relevant "price hurdles" are satisfied on or before the Retirement Date. Pursuant to the provisions of the 1987 Plan and 1997 Plan relating to the

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termination of employment by retirement and to the provisions of Section 3.1 below, each outstanding stock option shall, to the extent that it is or becomes exercisable as of the Retirement Date, remain exercisable (a) for three months following the Retirement Date (in the case of options was granted under the 1987
Plan) and (b) through the third anniversary of the Retirement Date (in the case of options granted under the 1997 Plan, other than the November 1999 Option); provided, however, that no stock option shall remain exercisable beyond its maximum stated term. Exhibit A to this Agreement lists the Executive's outstanding options and their post-retirement exercise periods.

2. PAYMENTS. As compensation to the Executive, and in consideration of his retirement as an employee and his resignation as a director and officer of the Company and the release he is granting in Section 5 below, the Company unconditionally and irrevocably agrees (subject only to the Executive's not revoking this Agreement during the seven-day revocation period described in
Section 16.3) to pay an amount equal to the sum of (a) $2,110,000 plus (b) an amount equal to the product obtained by multiplying (i) 5,844 times (ii) the closing price of SAFECO Corporation common stock as reported on NASDAQ on the Retirement Date (such product being the "CALCULATED PAYMENT"). This sum shall be allocated and paid as follows:

      2.1 RELEASE PAYMENT. $625,000 shall be allocated as consideration for the Executive's release of claims as set forth in Section 5 below (the "RELEASE PAYMENT"). The Parties agree that $250,000 of the Release Payment represents liquidated damages for potential wage-related claims and shall be subject to withholding and deduction for payroll taxes and other deductions as are required by federal and state law. The Parties agree that $375,000 of the Release Payment represents liquidated damages for other potential claims being released, does not constitute wages or a wage substitute, and shall not be subject to payroll deductions or wage withholding. The Release Payment shall be made within 15 days following the expiration of the seven-day revocation period described in Section
16.3 ("Revocation Period" in the form of three checks, one payable to the Executive in the amount of $250,000 (less applicable withholding and deduction for payroll taxes), one payable to the Executive in the amount of $270,000 (72% of $375,000 of the Release Payment) and one payable to the Internal Revenue Service on behalf of the Executive in the amount of $105,000 (28% of $375,000 of the Release Payment).

      2.2 ADDITIONAL PAYMENTS. In consideration of his agreements set forth in Sections 8.1, 8.2, 8.3 and 8.4 (which agreements relate to restraints on competition, solicitation, disparagement and matters adverse to the Company), the Company shall pay the Executive $625,000 on or before February 15, 2002, $625,000 on or before February 15, 2003, the Calculated Payment on or before February 28, 2001, and $135,000 on or before February 28, 2001, respectively. Each of these payments shall be made in the form of two checks, one payable to the Executive in the amount of 72% of the specified payment and the second payable to the Internal Revenue Service on behalf of the Executive in the amount of 28% of the specified payment.

      2.3 SPECIAL PAYMENT. In recognition of the Executive being appointed by the Company in March of 2000 to have direct responsibility for the Company's property and casualty subsidiaries and of his service as President of such subsidiaries from August through January 30,

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2001, the Company shall pay the Executive $100,000 on or before February 28,
2001. This payment shall be made in the form of a check to the Executive less applicable withholding and deduction for payroll taxes.

3. FURTHER CONSIDERATION. As further consideration to the Executive for the release granted by him under Section 5, the Company unconditionally and irrevocably agrees (subject only to the Executive not revoking this Agreement during the seven-day revocation period described in Section 16.3) to provide the following benefits to the Executive, at no cost to the Executive:

      3.1 SAFECO STOCK OPTION EXTENSION. The Company, through the Compensation Committee of its Board of Directors (the "COMPENSATION COMMITTEE"), has approved the Executive's retirement for purposes of the 1987 Plan and 1997 Plan. As a retiree, the Executive shall be entitled (a) to exercise any outstanding stock option issued under the 1987 Plan for three months following the Retirement Date and (b) to exercise any outstanding and vested stock option issued under the 1997 Plan (other than the November 1999 Option) through the third anniversary of the Retirement Date; provided, however, that no stock option shall remain exercisable beyond its maximum stated term. Contingent upon the Executive's execution of this Agreement and the expiration of the Revocation Period, the Compensation Committee has agreed to amend the terms of all Company stock options that have been granted to the Executive and that will not otherwise be fully vested and exercisable as of the Retirement Date (other than the November 1999 Option), so that each such stock option shall, as of such date, be fully vested, fully exercisable and non-forfeitable.

      3.2 ATTORNEY AND TAX CONSULTANT FEES. Contingent upon the Executive's execution of this Agreement and the expiration of the seven-day revocation period described in Section 16.3, the Company agrees to pay all attorneys' and tax consultants' fees and charges incurred by the Executive on or before the expiration of the Revocation Period in connection with entering into this Agreement, up to a maximum of $15,000.

      3.3 SPECIAL BONUS PAYMENT. The Executive has agreed (a) to remain in the employ of the Company from January 16, 2001 through the Retirement Date (or such other date as the Parties may agree upon in writing) (the "SPECIAL BONUS PERIOD"), (b) to facilitate a smooth and positive transition to a new chief executive officer of the Company during the Special Bonus Period and (c) to reaffirm, along with the Company and promptly following the Special Bonus Period, that the release of claims in Section 5 applies to claims that arise during the Special Bonus Period. If the Executive fulfills the conditions of this Section 3.3 as determined in good faith by the Chair of the Executive Committee of the Board and the Executive has not revoked this Agreement during the seven-day revocation period described in Section 16.3, then, the Company shall pay, in addition to salary earned by the Executive pursuant to Section 1.1, a special bonus of $88,000 on February 28, 2001.

      3.4 Country Club Membership. The Executive may continue the use of the country club to which he belongs without any further payment to the Company. The Executive

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acknowledges that as a result he will incur an obligation to pay ordinary income tax on a value of $40,000.


4.    RETIREMENT AND RESIGNATION.

      4.1 RETIREMENT AND RESIGNATION AS AN OFFICER AND DIRECTOR. In consideration of the payments and other compensation described above, the Executive (a) notifies the Company of his retirement as an employee of the Company, effective on the Retirement Date, and (b) tenders his resignations as an officer and director of the Company and of any and all of its subsidiaries, effective January 30, 2001.

      4.2 NO AUTHORITY TO ACT. After January 30, 2001, the Executive shall have no further authority to bind the Company to any contract or agreement or to act on its behalf. The Company shall have no obligation to reimburse the Executive for any expenses incurred by him after the Retirement Date, except as expressly provided in this Agreement or as otherwise agreed in writing by the Company.

      4.3 RETURN OF MATERIALS. No later than seven days after the Retirement Date, the Executive shall return all devices and materials in his possession that are owned by the Company and were used by the Executive in the course of his employment. Anything to the contrary notwithstanding, nothing in this
Section 4.3 or in Section 7.3 shall prevent the Executive from retaining papers and other materials of a personal nature, including personal diaries, calendars and Rolodexes, information showing his compensation or relating to reimbursement of expenses, information that may be needed for tax purposes, or copies of plans, programs and agreements relating to his employment or compensation.


5.    RELEASES AND SETTLEMENT.

      5.1 RELEASE PAYMENT. For the purposes of this Agreement, "RELEASE PAYMENT" means the payment specified in Section 2.1.

      5.2 RELEASE BY THE EXECUTIVE. In consideration of the Company's delivery of the Release Payment to the Executive in accordance with the terms of Section 2.1, the Executive hereby releases the Company and its affiliated companies, and the employees, agents, officers, directors and shareholders of any of them, from all claims, demands, actions or causes of action of any kind or nature whatsoever which the Executive may now have or may ever have had against any of them, whether such claims are known or unknown, and including but not limited to the "Claims" as defined in Section 5.3, based upon any matter, cause or thing whatsoever related to or arising out of the Executive's employment with the Company or the termination thereof, provided, however, that this release shall not apply to any rights (a) relating to indemnification (or advancement of expenses) under this Agreement, the Articles of Incorporation or By-Laws of the Company, or under any applicable insurance policy, or to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive and any released person are jointly liable, (b) arising under, or preserved by, this Agreement,
(c) arising after the Retirement Date,

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(d) under any Company stock option, restricted stock right, performance share right, stock purchase, deferred compensation or other similar plan, program, agreement or agreement, (e) under any Company pension, retirement or welfare benefit plan, program, agreement or arrangement or (f) arising out of any investor, account, insurance or client relationship, which rights shall be preserved, unaffected by this release.

      5.3 THE CLAIMS. For the purposes of this Agreement, "CLAIMS" shall mean claims with respect to any of the following: (a) breach of contract; (b) discrimination, retaliation, or constructive or wrongful discharge; (c) lost wages, lost employee benefits, physical and personal injury, stress, mental distress, or impaired reputation; (d) claims arising under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act, the Equal Pay Act, or any other federal, state or local laws or regulations prohibiting employment discrimination; (e) attorneys' fees or (f) any other claim arising from or relating to the Executive's employment with the Company and/or his separation from service, including claims with respect to the Severance Agreement dated May 5, 1999 between the Executive and the Company, which the Parties agree is terminated by mutual consent as of the date of the expiration of the seven-day revocation period described in Section 16.3, provided, however, that the term "Claim" shall not include any claims reserved by the Executive pursuant to Section 5.2 above.

      5.4 CONSIDERATION FOR RELEASE. The Company represents, and the Executive acknowledges, that the Release Payment and the further consideration described in Section 3 exceed any amount the Company may arguably be required to pay under any agreement or arrangement to which the Executive is a party or under which he claims some benefit, or under the standard policies and procedures of the Company, and represents valuable consideration to him for the release of his ADEA and other claims described above.


6.    INDEMNIFICATION.

      6.1 INDEMNIFICATION. To the extent (x) provided as of the Effective Date in the indemnification provisions of the Company's bylaws and (y) permitted under the laws of the State of Washington, the Executive shall be entitled to indemnification, and advancement of expenses, in respect of matters that occurred during the time he was an officer or director of the Company.

      6.2 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company agrees to continue and maintain directors' and officers' liability insurance coverage for the Executive that is no less favorable in any respect than the coverage then provided to any present or former senior executive officer or director of the Company.


7.    CONFIDENTIAL INFORMATION.

      7.1 CONFIDENTIAL INFORMATION. The Executive recognizes that, by virtue of his employment by the Company, he has acquired certain non-public, proprietary information with respect to the Company and its operations (the "CONFIDENTIAL INFORMATION"). The Executive recognizes and acknowledges that the Confidential Information constitutes valuable, special and

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unique assets of the Company, access to and knowledge of which were essential to the performance of the Executive's duties during his employment.

      7.2 NON-DISCLOSURE. The Executive agrees to hold the Confidential Information in trust and confidence. The Executive agrees not to (a) reveal any Confidential Information to any other person or (b) divulge or use any Confidential Information for any purpose other than for the benefit of the Company or with the written authorization of the Company, provided, however, this Section 7.2 shall not apply (i) when disclosure is required by law or by any court, arbitrator, or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order the Executive to disclose or make accessible any information (in which event, the Executive shall, to the extent practicable, provide reasonable advance notice of such disclosure to the Company and shall cooperate reasonably, at the Company's sole expense, with the Company's efforts to obtain protective treatment for such information), (ii) to disclosure or use in connection with enforcing this Agreement, (iii) to Confidential Information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive's violation of this Section 7.2 or (iv) to disclosures in confidence to counsel for the purpose of obtaining legal advice.

      7.3 MATERIALS. Unless the Company otherwise agrees and except as provided for in Section 4.3 above, the Executive shall not remove from the Company's premises or possession any documents, compilations of data or other files or records of any nature, or any copy or reproduction thereof, that contain Confidential Information or that belong to the Company.


8.    NO COMPETING EMPLOYMENT; NO SOLICITATION OF EMPLOYEES.

      8.1 NO COMPETING EMPLOYMENT. The Executive agrees that until the first anniversary of the Retirement Date, without the prior written consent of the chief executive officer of the Company, he shall not work for, or consult with, any person or entity that competes directly and materially with the Company in any of the Company's principal lines of business (i.e., the property and casualty insurance business, including surety, the life and health insurance business and the asset management business) or in the Company's insurance brokerage business.

      8.2 NO SOLICITATION OF EMPLOYEES. The Executive agrees that until February 15, 2003, without the prior written consent of the chief executive officer of the Company, he shall at no time solicit, directly or indirectly, any individual who he knows is then an employee of the Company (or of any of its affiliates) to leave such employment and/or to become an employee, officer or consultant of or to any other enterprise. Anything to the contrary notwithstanding, the Company agrees that neither (a) the Executive's responding to an unsolicited request from an employee of the Company (or any of its affiliates) nor (b) the Executive's responding to an unsolicited request for an employment reference regarding an employee of the Company (or any of its affiliates) from such employee, or from a third party, by providing a reference setting forth his personal views about such employee, shall be deemed a violation of this Section 8.2.

      8.3 NON-DISPARAGEMENT. The Executive agrees that he shall not intentionally make any public statement that is intended to criticize or disparage the Company, its affiliates, or

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any of its or their directors, officers or employees. The Company agrees that it shall use its best efforts to cause its senior executive officers (senior vice presidents and above) and directors not to make any public statement that is intended to criticize or disparage the Executive. This Section 8.3 shall not be construed to prohibit either Party from responding publicly to incorrect public statements or from making truthful statements when required by law or order of a court or other person or body having jurisdiction.

      8.4 CONDUCT ADVERSE TO THE COMPANY. The Executive agrees that until the first anniversary of the Retirement date, without the prior written consent of the chief executive officer of the Company, he shall not work for or consult with any person or entity with respect to any claim such person or entity may have that is adverse to the interests of the Company or with respect to any offer to acquire, or to merge with, the Company that such person or entity is considering making, is preparing to make or is making.

9. PRE-EMPTION AND ENFORCEMENT. Sections 7 and 8 of this Agreement shall supersede, to the extent less favorable to the Executive than the provisions in such Sections, any provision in any plan, policy, agreement, award or other arrangement of the Company or any of its predecessors or affiliates relating to non-competition, non-solicitation, non-hire, confidentiality, disparagement or other restrictions on conduct. Such Sections, and other surviving restrictions, may be enforced through injunction and claims for damages. Each Party shall be entitled to seek injunctive relief against breaches of Section 7 or Section 8 in any court of competent jurisdiction.

10. NO ADMISSION. Each Party understands and acknowledges that neither the Release Payment, nor the execution and delivery of this Agreement, constitutes an admission by the other Party to (a) any breach of any agreement between them,
(b) any violation of any federal, state or local statute, regulation or ordinance or (c) any other wrongdoing.

11. LIABILITY FOR DEFENSE COSTS. If, notwithstanding the release in Section 5, the Executive should pursue, in any forum, any claim released by the Executive in Section 5 above, the Executive agrees to pay, or reimburse, the Company for all reasonable costs incurred in defending against such released claim.

12. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Executive that (a) all corporate action required to be taken by the Company to authorize fully the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and effectively taken, (b) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document to which the Company is a party or by which it is bound and (c) upon the execution and delivery of this Agreement by the Parties, it shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Company acknowledges that the Executive has relied upon the foregoing representations and warranties in entering into this Agreement.

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13.   ARBITRATION.

      13.1 NOTICE AND SELECTION OF ARBITRATOR. The Parties agree that any claim or dispute arising under or relating to this Agreement, the Executive's employment with the Company, or the termination thereof (a "COVERED CLAIM") shall, except to the extent otherwise provided in Section 9 above, be resolved through binding confidential arbitration in Seattle, Washington, before a disinterested arbitrator. Arbitration shall be commenced by service on the other party to the dispute by a written request for arbitration, containing a brief description of the matter at issue and the names and addresses of three arbitrators acceptable to the petitioner. The other party shall, within thirty
(30) days following receipt of such notice, either select one of the proposed arbitrators or provide the names and addresses of three other arbitrators acceptable to the proposing party. If the parties are unable to select an impartial arbitrator in the foregoing fashion, an impartial arbitrator shall be chosen by the American Arbitration Association.

      13.2 RULES OF PROCEEDING. Arbitration proceedings shall be conducted under the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association. The arbitrator shall not be bound to any formal rules of evidence.

      13.3 DECISION FINAL AND BINDING. The decision of the arbitrator shall be final and binding on the parties, and may be entered and enforced in any court of competent jurisdiction.

      13.4 EXPENSES. Each Party shall share equally the expenses of the arbitrator and other arbitration expenses. Attorney fees, witness fees and other expenses incurred by a Party in preparing for the arbitration are not "arbitration expenses" and shall be paid by the Party incurring them.


14.   PUBLICITY.

      14.1 TERMS OF AGREEMENT. The Parties agree that neither of them shall reveal or publicize the existence of this Agreement or its terms, including but not limited to the amount of the Release Payment, except under compulsion of law or as required under the rules and regulations of the Securities and Exchange Commission ("SEC"). The Executive acknowledges that a copy of this Agreement will be filed as an exhibit to a filing made by the Company with the SEC and that a description of compensation paid or to be paid to him under this Agreement will be included in the Company's proxy statement. The Executive shall be afforded an opportunity to review, and promptly comment upon, any statement relating to his retirement (other than factual statements with respect to any compensation paid or to be paid to him under this Agreement) that is included in the Company's proxy statement. Further, the Parties agree that they shall not discuss with or make to the public at large or to any individual person or persons any statements about this Agreement, or matters relating to its terms. Notwithstanding the provisions of this Section 14.1, each Party may disclose the terms of this Agreement to such Party's attorneys, accountants and financial and tax advisors to the extent necessary to obtain counsel and advice therefrom. The Executive may also disclose the terms of this Agreement in

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confidence to the members of his immediate family and may disclose the terms of
Sections 7 through 9 in confidence to any prospective employer.

      14.2 ANNOUNCEMENT CONCERNING RETIREMENT FROM SERVICE. The Parties shall discuss and coordinate with respect to any public announcement, or any internal or private announcement, concerning the severance of their employment relationship. Any initial public or internal announcement on the subject from the Company shall include the themes set forth in Exhibit B. No announcement on the subject, and no response by the Company (or any of its directors or senior executives) to requests for any employment reference from any prospective new employer of the Executive, shall be inconsistent with the themes set forth in Exhibit B.

15. COSTS. Except for the Company's agreement to pay for the Executive's legal and tax consultation fees and charges as stated and limited in Section 3.2, each Party shall bear its and his own costs and expenses incurred in connection with the negotiation and preparation of this Agreement.

16.   ACKNOWLEDGMENT.

      16.1 INFORMED AGREEMENT. The Executive declares that he has read and fully understands the terms of this Agreement, and its significance and consequence. The Executive further declares that this Agreement is the product of good faith negotiations between himself and the Company, and that he voluntarily accepts the same for the purpose of resolving arrangements with respect to his retirement. The Executive understands and acknowledges that, in exchange for the Release Payment he is waiving and giving up, to the extent provided in Section 5, claims arising out of his employment with the Company and/or his separation from service.

      16.2 ATTORNEY REVIEW. The Executive acknowledges that the Company has advised him to review the terms of this Agreement with an attorney and that he has done so.

      16.3 REVIEW AND REVOCATION PERIODS. The Executive acknowledges that the Company has given him at least 21 days during which to consider this Agreement prior to signing, and understands that he has seven days after signing in which he may revoke this Agreement. This Agreement shall not become effective or enforceable until such seven-day period has expired. The Executive understands that he may revoke this Agreement by delivering a written notice to Allie Mysliwy at SAFECO Plaza, Seattle, WA 98185, no later than the close of business on the seventh day after his execution hereof. The Executive understands and acknowledges that if he revokes this Agreement it shall not be effective or enforceable and he shall not receive the payments described herein.

17. NOTICES. Any notice, request, or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given
(a) when delivered personally to the recipient or (b) if written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier. Any notice, request or other communication shall, if to the

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Executive, be addressed to him at his principal residence and, if to the Company and except to the extent otherwise provided in Section 16.3, shall be addressed to the Company at its corporate headquarters, to the attention of its General Counsel.

18.   SUCCESSORS AND ASSIGNS.

      18.1 EFFECT ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

      18.2 LIMITATIONS ON ASSIGNMENT BY THE COMPANY. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company as set forth in this Agreement, either expressly or by operation of law.

      18.3 LIMITATIONS ON ASSIGNMENT BY THE EXECUTIVE. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 19.4.


19.   MISCELLANEOUS.

      19.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, term sheets, discussions, negotiations and undertakings, whether written or oral, between them relating to this Agreement. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of its affiliates, the provisions of this Agreement shall control.

      19.2 AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to this Agreement and that is signed by the Executive and by an authorized (or apparently authorized) officer of the Company. No waiver by any person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

      19.3 HEADINGS. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      19.4 BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under applicable law and applicable plans of the Company, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      19.5 NO MITIGATION; NO OFFSET. The Executive shall be under no obligation to seek other employment or to become self-employed and there shall be no offset against amounts due the Executive, under this Agreement or otherwise, on account of any remuneration attributable to any subsequent employment that he may obtain or any claims the Company may have against him.

      19.6 WITHHOLDING TAXES. The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.

      19.7 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      19.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

      19.9 GOVERNING LAW. The Parties acknowledge that this Agreement shall be interpreted under and enforced by and consistent with the laws of the State of Washington.


                                        SAFECO CORPORATION


                                        By
-----------------------------------        -------------------------------------
BOH A. DICKEY                              W.G. Reed, Jr.,
                                           Chairman of the Board of Directors

Dated:                                  Dated:
      ------------                            -----------

                REAFFIRMATION OF RELEASE PURSUANT TO SECTION 3.3


                                        SAFECO CORPORATION


                                        By
-----------------------------------        -------------------------------------
BOH A. DICKEY                           Name:

                                        Title:

Dated:                                  Dated:
      ------------------                       ---------------------

                                                                       EXHIBIT A


                   THE EXECUTIVE'S FULLY VESTED STOCK OPTIONS
                           (AS OF THE RETIREMENT DATE)

-------------------------------------------------------------------------------
  GRANT DATE           NUMBER        EXERCISE PRICE POST-TERMINATION EXERCISE
                     OF VESTED                             PERIOD
                   OPTION SHARES
-------------------------------------------------------------------------------
     4/30/91            2,900               $19.625  THROUGH  04/30/01
-------------------------------------------------------------------------------
     4/30/91            8,700               $19.625  THROUGH  04/30/01
-------------------------------------------------------------------------------
    05/06/92           14,024              $23.9375  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/06/92            5,976              $23.9375  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/05/93           16,462              $28.2500  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/05/93            3,538              $28.2500  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/04/94           20,322              $27.1875  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/04/94            3,678              $27.1875  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/03/95            3,396              $29.4375  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/03/95           26,604              $29.4375  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/01/96           30,000              $32.1250  THROUGH  05/07/01
-------------------------------------------------------------------------------
    04/28/97           27,477              $39.6250  THROUGH  05/07/01
-------------------------------------------------------------------------------
    04/28/97            2,523              $39.6250  THROUGH  05/07/01
-------------------------------------------------------------------------------
    05/06/98           27,944              $48.6250  THROUGH  02/07/04
-------------------------------------------------------------------------------
    05/06/98            2,056              $48.6250  THROUGH  02/07/04
-------------------------------------------------------------------------------
    05/05/99           27,539              $40.6250  THROUGH  02/07/04
-------------------------------------------------------------------------------
    05/05/99            2,461              $40.6250  THROUGH  02/07/04
-------------------------------------------------------------------------------
    05/03/00           25,000              $20.0000  THROUGH  02/07/04
-------------------------------------------------------------------------------
    05/03/00            5,000              $20.0000  THROUGH  02/07/04
-------------------------------------------------------------------------------

NOTE: THE "HURDLE" OPTION GRANTED AS OF 11/03/99 SHALL BE TREATED AS PROVIDED IN THE BODY OF THE RETIREMENT AGREEMENT.

                                                                       EXHIBIT B

                            THEMES FOR ANNOUNCEMENTS


1.    The Executive has served the Company long and well.

2. The Executive has decided to resign as a director and officer of the Company in light of the appointment of a new CEO.

3.    The Company and its Board hold the Executive in highest regard.

4.    The Executive holds the Company and its Board in highest regard.